Exhibit 99.4

SECURITY CALIFORNIA BANCORP

3403 TENTH STREET

SUITE 830

RIVERSIDE, CA 92501

VOTE BY INTERNET - www.investorvote.com/SCAF

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 24, 2016, which is the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-652-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 24, 2016, which is the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, c/o Computershare Inc., PO Box 30202, College Station, Texas 77842.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.   APPROVAL OF THE MERGER AGREEMENT.  To approve the Agreement and Plan of Reorganization, dated as of September 30, 2015, by and between Pacific Premier Bancorp, Inc. and Security California Bancorp, pursuant to which Security California Bancorp will merge with and into Pacific Premier Bancorp, Inc. with Pacific Premier Bancorp, Inc. as the surviving institution.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   ADJOURNMENT. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: There will be no other business conducted at the Meeting.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.edocumentview.com/SCAF.

SECURITY CALIFORNIA BANCORP

Special Meeting of Shareholders

January 25, 2016 at 10:00  AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Security California Bancorp (the “Company”) hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, and hereby appoints James A. Robinson, Earnest W. Hwang, and Michael T. Vanderpool, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of the Company to be held at The Mission Inn Hotel and Spa, in the Spanish Art Gallery Room, located at 3649 Mission Avenue, Riverside, CA 92501 on January 25, 2016 at 10:00 a.m. local time, and any and all adjournments or continuations thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2, (1) THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER CONTEMPLATED THEREIN, AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION.

Continued and to be signed on reverse side